                                                                 Exhibit 10.2(b)

Interconnection Agreement (Morgantown) between Potomac Electric Power Company and Southern Energy Mid-Atlantic, LLC dated as of December 19, 2000

Interconnection Agreement (Chalk Point) between Potomac Electric Power Company, Southern Energy Chalk Point, LLC and Southern Energy Peaker, LLC dated as of December 19, 2000